Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-225058) pertaining to the Talos Energy Inc. Long Term Incentive Plan of our report dated March 9, 2018, with respect to the consolidated financial statements of Stone Energy Corporation included in this Current Report on Form 8-K dated June 3, 2019.

/s/ Ernst & Young LLP

New Orleans, Louisiana

June 3, 2019